FOR IMMEDIATE RELEASE

February 2, 2004

Owens & Minor Reports Strong 7.2% Sales Growth

and 11.8% EPS Increase for 2003

Owens & Minor surpasses $4 billion sales mark for the first time in company history

Richmond, VA....(NYSE-OMI) Owens & Minor reported that sales for the year ended December 31, 2003 were $4.24 billion, up 7.2 percent from sales of $3.96 billion in 2002. Net income for 2003 rose 13.5 percent to $53.6 million, while earnings per diluted common share (EPS) for the year were $1.42, an increase of $0.15, or 11.8 percent, from 2002.

“We concluded a remarkable year of growth and success for the company with a strong fourth quarter sales performance,” said G. Gilmer Minor, III, chairman and chief executive officer of Owens & Minor. “The year was remarkable in that we blended our new strategies with the fundamental timeless values of our company to produce quality results. We refreshed our core distribution model and introduced a new team called OMSolutionsSM, adding teammates with expertise in consulting and in the clinical areas of hospitals. This new team is making a positive contribution to our company. We strengthened our balance sheet again with strong asset management performance leading to excellent cash flow. The realignment of our capital structure in mid-year reduced our cost of capital, while maintaining our borrowing flexibility.

“Our primary competitive advantage continues to be our loyal and dedicated teammates across the country. They were bolstered by the introduction last year of Owens & Minor University (OMU),” said Minor. “The training and development of our teammates is absolutely critical to our ongoing success. With a strong fourth quarter, we have excellent momentum headed into 2004. ‘All systems are go’ for the New Year.”

Other 2003 Results

For 2003, operating earnings were 2.4 percent of net sales, compared to 2.5 percent in 2002. Gross margin was 10.5 percent of net sales, compared to 10.6 percent in 2002. The company attributed the change in gross margin to continued competitive pricing pressures. Selling, general and administrative expense (SG&A) for 2003 was 7.8 percent of net sales, unchanged from the previous year. Strong productivity gains in the core business offset investment in the company’s strategic initiatives. Included in the 2002 results was a third quarter charge of $3.0 million for the cancellation of a computer services contract.

“The story this year for Owens & Minor was our ability to grow our sales and improve our core business expenses,” said Craig R. Smith, president and chief operating officer. “I am especially pleased with this expense control, which enabled us to continue investing in our new strategic initiatives and bring on new business. We have an aggressive plan in place to counter pressure on margin, including developing our OMSolutionsSM business and expanding programs such as our private label line, MediChoiceTM, and our supplier initiative, FOCUSTM. We have implemented a new sales program for 2004, requiring advanced training courses for our sales team through Owens & Minor University. Also, we have strengthened the alignment between sales team incentives and our strategic initiatives,” said Smith. “In addition, we have created a new management structure by grouping our geographic areas into four regions, each with a regional vice president. These new leaders are proven Owens & Minor teammates, who are well-equipped to take on the challenges and opportunities we see in healthcare.”

Asset management made a strong contribution to 2003 results, as the company achieved its lowest days sales outstanding (DSO) ever. As of December 31, 2003, the DSO improved to 27.8 from 32.0 at the end of 2002, while inventory turns for the year were 10.3, improved from 9.6. The excellent asset management trend in 2003 contributed to total year cash flow from operations of $94.9 million.

Since initiating a share repurchase program in the fourth quarter of 2002, Owens & Minor capitalized on its strong cash flow by successfully repurchasing $10.9 million of common stock and $27.6 million of its then outstanding $2.6875 Term Convertible Securities, Series A (Securities) issued by Owens & Minor Trust I, a business trust owned by the Company. Subsequent to the repurchase, Owens & Minor successfully converted to equity virtually all, or $104.4 million, of the outstanding Securities, further strengthening its balance sheet.

Results from Fourth Quarter 2003

Sales for the fourth quarter ended December 31, 2003 were $1.11 billion, up 8.5 percent from $1.02 billion reported in the fourth quarter of 2002. Gross margin was 10.4 percent of net sales, compared to 10.6 percent in the previous year, primarily as a result of continued competitive pricing pressure. SG&A expense for the quarter was 7.8 percent of net sales, up from 7.6 percent of net sales in the fourth quarter last year, as investment in strategic initiatives, notably OMSolutionsSM, offset productivity gains in the core distribution business. As a result of the lower gross margin, the continuing investment in strategic initiatives, and a higher fourth quarter tax rate, earnings per diluted common share for the quarter were $0.36, down 5.3 percent from $0.38 for the fourth quarter a year ago. For comparison purposes, in the fourth quarter of 2002 the company recorded a restructuring credit of $0.3 million.

2003 Highlights

In the fourth quarter, Owens & Minor signed an anticipated $100 million in business with affiliate members of HealthTrust Purchasing Group, LP (HPG). As an authorized national distributor, Owens & Minor entered into a five-year master distribution agreement with HPG, a Nashville, Tennessee-based group purchasing organization, which allowed Owens & Minor to pursue agreements with individual affiliate members. With a membership in excess of 900 facilities, HPG is one of the nation’s leading healthcare group purchasing organizations. Owens & Minor began service to a number of these new customers in the fourth quarter of 2003, and expects to achieve a full run rate with HPG affiliate members in mid-2004.

Owens & Minor’s OMSolutionsSM team made steady progress in 2003. Through the end of 2003, the new supply chain management and consulting team has signed 24 outsourcing accounts, 43 consulting agreements and 22 WISDOM2SM agreements, with 3 more WISDOM2SM agreements added in January 2004. The team filled all leadership positions, and also created and staffed a new clinical consulting team, which will target the clinical areas of hospitals.

OMSolutionsSM signed The Children’s Hospital of Philadelphia. In the second quarter, Owens & Minor’s consulting group, OMSolutionsSM, signed a comprehensive, five-year agreement with The Children’s Hospital of Philadelphia, ranked in 2003 as the best pediatric hospital in the nation by U.S. News & World Report and Child magazines. The innovative agreement includes materials management outsourcing, a five-year traditional distribution services agreement, and installation of WISDOM2SM, Owens & Minor’s award-winning data mining tool. Also, the agreement includes process improvement targets and provisions for ongoing benchmarking.

Owens & Minor opened the doors to Owens & Minor University in 2003. Owens & Minor successfully launched an important strategic initiative by creating, staffing and opening the doors of Owens & Minor University (OMU) in 2003. This in-house training center offers teammates a wide range of courses at its Home Office facility, in the field or on-line. Teammates have completed more than 1,500 class sessions since OMU opened its doors in the second quarter of 2003.

Department of Defense’s (DOD) Defense Logistics Agency selected Owens & Minor for logistics project. During the second quarter of 2003, Owens & Minor announced that it was chosen by the Department of Defense’s (DOD) Defense Logistics Agency to cross-dock medical supplies bound for the DOD Central Command and European Command. In this activity-based fee arrangement, Owens & Minor is receiving and consolidating medical and surgical supplies from a variety of sources for shipment overseas to support a single military air bridge from the United States to the Middle East and Europe. Owens & Minor was also named the Medical/Surgical Prime Vendor for the DOD Central Command.

Owens & Minor was ranked number one in the 2003 InformationWeek 500, a prestigious annual listing of the most innovative users of information technology in the United States. Owens & Minor led all companies in the survey for the second time in three years, and was the leader among healthcare companies for the fourth year in a row.

Outlook

Owens & Minor is providing the following financial guidance for 2004. The company anticipates that it will report sales growth in the 5 to 7 percent range, and it anticipates EPS will be within a range of $1.54 to $1.56 for the year, with stronger comparative earnings growth in the second half of 2004.

Safe Harbor Statement

Except for the historical information contained herein, the matters discussed in this press release, and particularly in the above “outlook” section, may constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These include: the success of the strategic initiatives outlined above, intense competitive pressures within the industry, loss of major customers, changes in customer order patterns, pricing pressures, changes in government funding to hospitals and other healthcare providers, and other factors discussed from time to time in the reports filed by the company with the Securities and Exchange Commission. The company assumes no obligation to update information contained in this release.

Owens & Minor, Inc., a FORTUNE 500 company headquartered in Richmond, Virginia, is the leading distributor of national name-brand medical and surgical supplies and a healthcare supply chain management company. With a diverse product and service offering and distribution centers throughout the United States, the company serves hospitals, integrated healthcare systems, alternate care locations, group purchasing organizations and the federal government. Owens & Minor provides technology and consulting programs that enable healthcare providers to maximize efficiency and cost-effectiveness in materials purchasing, improve inventory management and streamline logistics across the entire medical supply chain-from origin of product to patient bedside. The company also has established itself as a leader in the development and use of technology. For news releases, or for more information about Owens & Minor, visit the company Web site at www.owens-minor.com.

Conference Call Details

Owens & Minor will conduct a conference call on Tuesday, February 3, 2004 at 8:30am Eastern Time to discuss fourth quarter and full year 2003 results. The phone number for the Owens & Minor conference call is 800-299-0148 with no passcode. The call will also be available by replay for 5 days by calling 888-286-8010, with access code: 29735579. The call will also be webcast for 21 days through www.owens-minor.com under the Investor Relations section.

Contact:	Jeff Kaczka, Senior Vice President and Chief Financial Officer at 804-965-5896;

Dick Bozard, Vice President and Treasurer at 804-965-2921;

Trudi Allcott, Manager, Investor Communications at 804-935-4291.

# # # #

Page Five

Owens & Minor, Inc.

Consolidated Statements of Income (unaudited)

(in thousands, except ratios and per share data)

	Three Months Ended December 31,
	2003	% of Sales	2002	% of Sales	% Fav(Unfav)
Net sales	$1,108,087	100.0%	$1,021,088	100.0%	8.5%
Cost of goods sold	993,338	89.6	912,793	89.4	(8.8)

Gross margin	114,749	10.4	108,295	10.6	6.0
Selling, general and administrative expenses	86,405	7.8	78,013	7.6	(10.8)
Depreciation and amortization	3,917	0.4	4,059	0.4	3.5
Restructuring credit	—	—	(302)	(0.0)	n/m

Operating earnings	24,427	2.2	26,525	2.6	(7.9)
Interest expense, net	1,182	0.1	1,918	0.2	38.4
Discount on accounts receivable securitization	176	0.0	134	0.0	(31.3)
Gain on investment	(68)	(0.0)	—	—	n/m
Distributions on mandatorily redeemable preferred securities(1)	—	—	1,713	0.2	100.0

Income before income taxes	23,137	2.1	22,760	2.2	1.7
Income tax provision	8,810	0.8	8,529	0.8	(3.3)

Net income	$14,327	1.3%	$14,231	1.4%	0.7%

Net income per basic common share	$0.37		$0.42
Net income per diluted common share	$0.36		$0.38

Weighted average shares—basic	38,713		33,847
Weighted average shares—diluted	39,336		40,569

	Year Ended December 31,
	2003	% of Sales	2002	% of Sales	% Fav(Unfav)
Net sales	$4,244,067	100.0%	$3,959,781	100.0%	7.2%
Cost of goods sold	3,798,073	89.5	3,539,911	89.4	(7.3)

Gross margin	445,994	10.5	419,870	10.6	6.2
Selling, general and administrative expenses	329,775	7.8	307,015	7.8	(7.4)
Depreciation and amortization	15,718	0.4	15,926	0.4	1.3
Restructuring credit	—	—	(487)	(0.0)	n/m

Operating earnings	100,501	2.4	97,416	2.5	3.2
Interest expense, net(1)	9,115	0.2	10,319	0.3	11.7
Discount on accounts receivable securitization	757	0.0	1,782	0.0	57.5
Gain on investment	(68)	(0.0)	—	—	n/m
Distributions on mandatorily redeemable preferred securities(1)	2,898	0.1	7,034	0.2	58.8

Income before income taxes	87,799	2.1	78,281	2.0	12.2
Income tax provision	34,158	0.8	31,014	0.8	(10.1)

Net income	$53,641	1.3%	$47,267	1.2%	13.5%

Net income per basic common share	$1.52		$1.40
Net income per diluted common share	$1.42		$1.27

Weighted average shares—basic	35,204		33,799
Weighted average shares—diluted	39,333		40,698

(1)	Effective July 1, 2003, the company adopted Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. Accordingly, distributions on mandatorily redeemable preferred securities (Securities) are classified as interest expense commencing July 1, 2003. The company did not incur any expense related to the Securities in the three months ended December 31, 2003, as all outstanding Securities were converted or redeemed prior to September 30, 2003.

Page Six

Owens & Minor, Inc.

Consolidated Balance Sheets (unaudited)

(in thousands)

	December 31, 2003	December 31, 2002
Assets
Current assets
Cash and cash equivalents	$16,335	$3,361
Accounts and notes receivable, net	353,431	354,856
Merchandise inventories	384,266	351,835
Other current assets	27,343	19,701

Total current assets	781,375	729,753
Property and equipment, net	21,088	21,808
Goodwill	198,063	198,139
Deferred income taxes	—	3,950
Other assets, net	45,222	55,827

Total assets	$1,045,748	$1,009,477

Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$314,723	$259,597
Accrued payroll and related liabilities	13,279	12,985
Deferred income taxes	24,003	20,369
Other accrued liabilities	43,627	51,779

Total current liabilities	395,632	344,730
Long-term debt	209,499	240,185
Mandatorily redeemable preferred securities	—	125,150
Deferred income taxes	2,350	—
Other liabilities	27,912	27,975

Total liabilities	635,393	738,040

Shareholders’ equity
Common stock	77,958	68,226
Paid-in capital	118,843	30,134
Retained earnings	220,468	179,554
Accumulated other comprehensive loss	(6,914)	(6,477)

Total shareholders’ equity	410,355	271,437

Total liabilities and shareholders’ equity	$1,045,748	$1,009,477

Page Seven

Owens & Minor, Inc.

Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Year Ended December 31,
	2003	2002
Operating activities
Net income	$53,641	$47,267
Adjustments to reconcile net income to cash provided by (used for) operating activities:
Depreciation and amortization	15,718	15,926
Restructuring credit	—	(487)
Gain on investment	(68)	—
Deferred income taxes	10,216	(8,002)
Provision for LIFO reserve	3,306	4,131
Provision for losses on accounts and notes receivable	2,778	2,673
Changes in operating assets and liabilities:
Accounts and notes receivable, excluding sales of receivables	(1,353)	(23,294)
Net decrease in receivables sold	—	(70,000)
Merchandise inventories	(35,737)	33,538
Accounts payable	52,626	(40,059)
Net change in other current assets and current liabilities	(14,976)	14,702
Other assets	6,036	353
Other liabilities	(394)	6,534
Other, net	3,111	2,456

Cash provided by (used for) operating activities	94,904	(14,262)

Investing activities
Additions to property and equipment	(6,597)	(4,815)
Additions to computer software	(11,054)	(4,942)
Other, net	520	9

Cash used for investing activities	(17,131)	(9,748)

Financing activities
Payments to repurchase mandatorily redeemable preferred securities	(20,439)	(6,594)
Payments to repurchase common stock	(10,884)	—
Net proceeds from (payments on) revolving credit facility	(27,900)	27,900
Cash dividends paid	(12,727)	(10,567)
Proceeds from exercise of stock options	4,672	1,992
Increase in drafts payable	2,500	13,000
Other, net	(21)	687

Cash provided by (used for) financing activities	(64,799)	26,418

Net increase in cash and cash equivalents	12,974	2,408
Cash and cash equivalents at beginning of period	3,361	953

Cash and cash equivalents at end of period	$16,335	$3,361

Page Eight

Owens & Minor, Inc.

Financial Statistics (unaudited)

	Quarter Ended
(in thousands, except ratios and per share data)	12/31/2003	09/30/2003	06/30/2003	03/31/2003	12/31/2002

Operating results:
Net sales	$1,108,087	$1,063,509	$1,054,502	$1,017,969	$1,021,088

Gross margin as a percent of net sales	10.4%	10.5%	10.5%	10.6%	10.6%

SG&A expenses as a percent of net sales	7.8%	7.8%	7.7%	7.7%	7.6%

Operating earnings as a percent of net sales	2.2%	2.3%	2.5%	2.5%	2.6%

Net income	$14,327	$12,835	$13,588	$12,891	$14,231

Net income per basic common share	$0.37	$0.37	$0.41	$0.38	$0.42

Net income per diluted common share	$0.36	$0.34	$0.37	$0.35	$0.38

Accounts receivable:
Accounts and notes receivable, net	$353,431	$323,103	$322,314	$340,590	$354,856

Days sales outstanding	27.8	27.5	28.0	30.8	32.0

Inventory:
Merchandise inventories	$384,266	$387,356	$391,183	$370,782	$351,835

Average inventory turnover(1)	10.2	9.7	9.9	10.2	10.3

Financing:
Debt	$209,499	$211,311	$213,698	$224,076	$240,185

Mandatorily redeemable preferred securities	$—	$—	$104,378	$104,378	$125,150

Stock information:
Cash dividends per common share	$0.09	$0.09	$0.09	$0.08	$0.08

Stock price at quarter-end	$21.91	$24.10	$22.35	$17.55	$16.42

(1)	Average inventory turnover is calculated using the average of the beginning and ending inventory balances for the period. Average turnover for the years ended December 31, 2003 and 2002 was 10.3 and 9.6.